                                           For Immediate Release

                                                                August 3, 2005

GIBRALTAR REPORTS IMPROVED SECOND-QUARTER SALES AND EARNINGS

Sales of $288 Million Grew 16%, Net Income from Continuing Operations was $15.9 Million

            BUFFALO, NEW YORK (August 3, 2005) - Gibraltar Industries, Inc. (NASDAQ: ROCK) today reported improved sales and earnings for the three and six months ended June 30, 2005.

            Sales in the second quarter of 2005 were $288 million, an increase of approximately 16 percent compared to $249 million in the second quarter of 2004. Sales for the first six months of 2005 were $562 million, up by approximately 24 percent compared to $454 million in the first half of 2004.

            Net income from continuing operations in the second quarter of 2005 was $15.9 million, compared to $15.3 million in the second quarter of 2004. During the first half of 2005, net income from continuing operations was $26.5 million, an increase of approximately eight percent compared to $24.6 million in the first six months of 2004.

            Earnings per share from continuing operations in the second quarter of 2005 were $.53, compared to $.51 in the second quarter of 2004 on slightly higher outstanding shares in the current period. During the first half of 2005, earnings per share from continuing operations were $.89, compared to $.83 in the first half of 2004.

            Inventories were reduced as scheduled by $31 million, providing positive cash flow which, combined with other positive operating cash flows, was used to reduce debt by $45 million during the quarter.

            "As a result of the volatility and timing of steel pricing issues occurring most notably during the second quarter, which are only recently starting to abate, the third quarter will see gross margin pressure" said Brian J. Lipke, Gibraltar's Chairman and Chief Executive Officer.

            "Since the end of the second quarter, steel prices have begun to stabilize, which should allow for the inventory flow through issue to be corrected with margins beginning to stabilize and move towards normal levels as the third quarter winds down.  As the balance of the year unfolds, we expect this trend to continue," said Mr. Lipke.

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Gibraltar's Reports Record Quarterly Sales, Net Income, and Earnings Per Share
Page Two

            Taking into consideration the third quarter resolution of the inventory flow through situation, and barring a significant change in business conditions, Gibraltar expects its third-quarter earnings per share from continuing operations will be in the range of $.40 to $.45, compared to $.55 in the third quarter of 2004.

            "We are focused on continuous improvements in our growth and profitability.  Longer term, improving our returns on invested capital and improving our cash flow remain priorities," said Mr. Lipke.

            As a result of the sale of the Company's Milcor subsidiary on January 27, 2005, the results of operations for Milcor have been reclassified as discontinued operations in the Company's income statements for all periods.

        Gibraltar Industries is a leading manufacturer, processor, and distributor of metals and other engineered materials for the building products, vehicular, and other industrial markets. The Company serves a large number of customers in a variety of industries in all 50 states, Canada, Mexico, Europe, Asia, and Central and South America. It has approximately 3,500 employees and operates 74 facilities in 26 states, Canada, and Mexico.

            Information contained in this release, other than historical information, should be considered forward-looking, and may be subject to a number of risk factors, including: general economic conditions; the impact of the availability and the effects of changing raw material prices on the Company's results of operations; the ability to pass through cost increases to customers; changing demand for the Company's products and services; risks associated with the integration of acquisitions; and changes in interest or tax rates.

-----------------

Gibraltar will review its second-quarter results and discuss its outlook for the third quarter during its quarterly conference call, which will be held at 2 p.m. Eastern Time on August 4. Details of the call can be found on Gibraltar's Web site, at www.gibraltar1.com.

CONTACT: Kenneth P. Houseknecht, Vice President of Communications and Investor Relations, at 716/826-6500, ext. 3229, or khouseknecht@gibraltar1.com.

Gibraltar's news releases, along with comprehensive information about the Company, are available on the Internet, at www.gibraltar1.com.

GIBRALTAR INDUSTRIES, INC. Financial Highlights (in thousands, except per share data)

Three Months Ended

June 30, 2005

June 30, 2004

Net Sales	$288,388	$249,092
Net Income from Continuing Operations	$15,915	$15,294
Net Income Per Share from Continuing Operations -Basic	$.54	$.52
Weighted Average Shares Outstanding-Basic	29,606	29,308
Net Income Per Share from Continuing Operations - Diluted	$.53	$.51
Weighted Average Shares Outstanding-Diluted	29,762	29,554

   Six Months Ended

June 30, 2005

June 30, 2004

Net Sales	$561,969	$453,699
Net Income from Continuing Operations	$26,537	$24,553
Net Income Per Share from Continuing Operations -Basic	$.90	$.84
Weighted Average Shares Outstanding-Basic	29,588	29,227
Net Income Per Share from Continuing Operations -Diluted	$.89	$.83
Weighted Average Shares Outstanding-Diluted	29,769	29,462

GIBRALTAR INDUSTRIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited) (in thousands)
	June 30, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$7,025	$10,892
Accounts receivable, net	171,940	146,021
Inventories	199,061	207,215
Other current assets	11,825	15,479
Total current assets	389,851	379,607

Property, plant and equipment, net	254,643	269,019
Goodwill	269,881	285,927
Investments in partnerships	7,753	8,211
Other assets	14,148	14,937
	$936,276	$957,701
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$65,001	$70,775
Accrued expenses	51,305	51,885
Current maturities of long-term debt	8,860	8,859
Current maturities of related party debt	5,833	5,833
Total current liabilities	130,999	137,352

Long-term debt	257,915	289,514
Long-term related party debt	-	5,833
Deferred income taxes	64,412	66,485
Other non-current liabilities	5,065	4,774
Shareholders' equity:
Preferred stock, $.01 par value; authorized: 10,000,000 shares; none outstanding	-	-
Common stock, $.01 par value; authorized 50,000,000 shares; issued 29,707,186 and 29,665,780 shares in 2005 and 2004, respectively	297	297
Additional paid-in capital	216,488	209,765
Retained earnings	265,834	242,585
Unearned compensation	(6,313)	(572)
Accumulated other comprehensive loss	1,579	1,668
	477,885	453,743
Less: cost of 40,500 common shares held in treasury in 2005 and 2004	-	-
Total shareholders' equity	477,885	453,743
	$936,276	$957,701
See accompanying notes to condensed consolidated financial statements

GIBRALTAR INDUSTRIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited) (in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Net sales	$288,388	$249,092	$561,969	$453,699

Cost of sales	231,922	192,302	455,371	355,496

Gross profit	56,466	56,790	106,598	98,203

Selling, general and administrative expense	27,188	9,719	56,424	53,318

Income from operations	29,278	27,071	50,174	44,885

Other (income) expense:
Equity in partnerships' loss (income), and other income	93	(1,186)	(351)	(1,726)
Interest expense	3,816	2,977	7,744	6,027
Total other expense	3,909	1,791	7,393	4,301

Income before taxes	25,369	25,280	42,781	40,584

Provision for income taxes	9,454	9,986	16,244	16,031
Net income from continuing operations	15,915	15,294	26,537	24,553

Discontinued operations: (Loss) income from discontinued operations Income tax (benefit) expense Net income (loss) from discontinued operations	$(728) (284) (444)	$ 248 98 150	$ (524) (204) (320)	$ 390 154 236

Net income	15,471	15,444	26,217	24,789

Net income per share - Basic: Income from continuing operations (Loss) income from discontinued operations	$.54 (.01)	$ .52 .01	$.90 (.01)	$.84 .01
Net income	$.53	$ .53	$.89	$.85

Weighted average shares outstanding - Basic	29,606	$ 29,308	29,588	29,227
Net income per share - Diluted: Income from continuing operations (Loss) income from discontinued operations	$.53 (.01)	$.51 .01	$.89 (.01)	$.83 .01
Net income	$.52	$.52	$.88	$.84

Weighted average shares outstanding - Diluted	29,762	29,554	29,769	29,462

GIBRALTAR INDUSTRIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
Six Months Ended June 30,
	2005	2004
Cash flows from operating activities
Net income	$26,217	$24,789
Net (loss) income from discontinued operations	(320)	236
Net income from continuing operations	26,537	24,553
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,286	11,653
Provision for deferred income taxes	(786)	2,245
Equity in partnerships' income	(294)	(1,726)
Distributions from partnerships	748	846
Unearned compensation, net of restricted stock forfeitures	327	69
Other noncash adjustments	202	133
Increase (decrease) in cash resulting from changes
in (net of acquisitions and disposition):
Accounts receivable	(32,872)	(46,094)
Inventories	1,862	(24,929)
Other current assets	1,858	561
Accounts payable and accrued expenses	(3,918)	37,235
Other assets	(3,306)	(997)

Net cash provided by continuing operations	3,644	3,549
Net cash used in discontinued operations	(486)	(1,832)
Net cash provided by operating activities	3,158	1,717

Cash flows from investing activities
Acquisitions, net of cash acquired	-	(48,600)
Purchases of property, plant and equipment	(10,385)	(9,783)
Net proceeds from sale of property and equipment	249	230
Net proceeds from sale of business	42,594	-

Net cash provided by (used in) investing activities for continuing operations	32,458	(58,153)
Net cash provided by (used in) investing activities for discontinued operations	397	(477)
Net cash provided by (used in) investing activities	32,855	(58,630)

Cash flows from financing activities
Long-term debt reduction	(47,430)	(25,506)
Proceeds from long-term debt	10,000	57,680
Payment of dividends	(2,970)	(1,751)
Net proceeds from issuance of common stock	520	7,768

Net cash (used in) provided by financing activities	(39,880)	38,191

Net decrease in cash and cash equivalents	(3,867)	(18,722)

Cash and cash equivalents at beginning of year	10,892	29,019

Cash and cash equivalents at end of period	$7,025	$10,297
See accompanying notes to condensed consolidated financial statements

GIBRALTAR INDUSTRIES, INC. Segment Information (unaudited) (in thousands)
Three Months Ended June 30,
			Increase (Decrease)
	2005	2004	$	%
	(unaudited)	(unaudited)
Net Sales
Processed metal products	$118,188	$94,320	$23,868	25.3%
Building products	142,654	128,341	14,313	11.2%
Thermal processing	27,546	26,431	1,115	4.2%

Total Sales	288,388	249,092	39,296	15.8%

Income from Continuing Operations
Processed metal products	$8,444	$11,004	$(2,560)	$(23.3%)
Building products	22,197	19,734	2,463	12.5%
Thermal processing	4,200	4,274	(74)	(2%)
Corporate	(5,563)	(7,941)	2,378	29.9%

Total Operating Income	29,278	27,071	2,207	8.2%

Operating Margin
Processed metal products	7.1%	11.7%
Building products	15.6%	15.4%
Thermal processing	15.2%	16.2%
	Six Months Ended June 30,
			Increase (Decrease)
	2005	2004	$	%
	(unaudited)	(unaudited)

Net Sales
Processed metal products	$245,800	$171,486	$74,314	43.3%
Building products	261,826	230,276	31,550	13.7%
Thermal processing	54,343	51,937	2,406	4.6%

Total Sales	561,969	453,699	108,270	23.9%

Income from Continuing Operations
Processed metal products	$22,467	$19,031	$3,436	18.1%
Building products	32,701	30,129	2,572	8.5%
Thermal processing	7,605	8,222	(617)	(7.5%)
Corporate	(12,599)	(12,497)	(102)	0%

Total Operating Income	50,174	44,885	5,289	11.8%

Operating Margin	9.1%	11.1%
Processed metal products	12.5%	13.1%
Building products	14.0%	15.8%
Thermal processing